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                                                                     EXHIBIT 8.1


                          FUND PARTICIPATION AGREEMENT



         THIS AGREEMENT is made as of the 18th day of April, 1997, between MERRILL LYNCH VARIABLE SERIES FUNDS, INC., an open-end management investment company organized as a Maryland corporation (the "Fund"), and AMERICAN FIDELITY ASSURANCE COMPANY, a life insurance company organized and domiciled under the laws of the state of Oklahoma (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A as attached hereto, as such schedule may be amended from time to time (the "Accounts").


                              W I T N E S S E T H:

         WHEREAS, the Fund has filed a registration statement with the Securities and Exchange Commission to register itself as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and to register the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, the Fund desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Fund (the "Participating Insurance Companies"); and

         WHEREAS, Merrill Lynch Funds Distributors, Inc. (the "Underwriter") is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of The National Association of Securities Dealers, Inc. (the "NASD") and acts as principal underwriter of the shares of the Fund; and

         WHEREAS, the capital stock of the Fund is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets; and

         WHEREAS, each series of shares of Fund is divided into Class A Shares and Class B Shares, which represent identical ownership rights with respect to a particular portfolio of securities and other assets except that the Class B Shares exclusively bear certain expenses relating to distribution-related services incurred in connection with such shares; and

         WHEREAS, the several series of shares of the Fund offered by the Fund to the Company and the Accounts are set forth on Schedule B attached hereto (each, a "Portfolio," and, collectively, the "Portfolios"), together with the applicable share class; and

         WHEREAS, the Fund has received an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and rules 6e-2(b)(15) and 6e-3(T)(b)(15)


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thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Shared Fund Exemptive Order");

         WHEREAS, Merrill Lynch Asset Management, L.P. ("MLAM") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and acts as the Fund's investment adviser; and

         WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and/or variable annuity contracts funded or to be funded through one or more of the Accounts (the "Contracts"); and

         WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios (the "Shares") on behalf of the Accounts to fund the Contracts, and the Fund intends to sell such Shares to the relevant Accounts at such Shares' net asset value.

         NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                    ARTICLE 1
                             SALE OF THE FUND SHARES

         1.1 Subject to Section 1.3 of this Agreement, the Fund shall cause the Underwriter to make Shares of the Portfolios available to the Accounts at such Shares' most recent net asset value provided to the Company prior to receipt of such purchase order by the Fund (or the Underwriter as its agent), in accordance with the operational procedures mutually agreed to by the Underwriter and the Company from time to time and the provisions of the then-current prospectus of the Fund. Shares of a particular Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Directors of the Fund (the "Directors") may refuse to sell Shares of any Portfolio to any person (including the Company and the Accounts), or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

         1.2 Subject to Section 1.3 of this Agreement, the Fund will redeem any full or fractional Shares of any Portfolio when requested by the Company on behalf of an Account at such Shares' most recent net asset value provided to the Company prior to receipt by the Fund (or the Underwriter as its agent) of the request for redemption, as established in accordance with


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the operational procedures mutually agreed to by the Underwriter and the Company from time to time and the provisions of the then current-prospectus of the Fund. The Fund shall make payment for such Shares in the manner established from time to time by the Fund, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act (including any Rule or order of the SEC thereunder).

         1.3 The Fund shall accept purchase and redemption orders resulting from investment in and payments under the Contracts on each Business Day, provided that such orders are received prior to 9:00 a.m. on such Business Day and reflect instructions received by the Company from Contract holders in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus (such Portfolio's "valuation time") on the prior Business Day. Any purchase or redemption order for Shares of any Portfolio received, on any Business Day, after such Portfolio's valuation time on such Business Day shall be deemed received prior to 9:00 a.m. on the next succeeding Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC. Purchase and redemption orders shall be provided by the Company to the Underwriter as agent for the Fund in such written or electronic form (including facsimile) as may be mutually acceptable to the Company and the Underwriter. The Underwriter may reject purchase and redemption orders that are not in proper form. In the event that the Company and the Underwriter agree to use a form of written or electronic communication which is not capable of recording the time, date and recipient of any communication and confirming good transmission, the Company agrees that it shall be responsible
(i) for confirming with the Underwriter that any communication sent by the Company was in fact received by the Underwriter in proper form, and (ii) for the effect of any delay in the Underwriter's receipt of such communication in proper form. The Fund and its agents shall be entitled to rely, and shall be fully protected from all liability in acting, upon the instructions of the persons named in the list of authorized individuals attached hereto as Schedule C, or any subsequent list of authorized individuals provided to the Fund or its agents by the Company in such form, without being required to determine the authenticity of the authorization or the authority of the persons named therein.

         1.4 Purchase orders that are transmitted to the Fund in accordance with Section 1.3 of this Agreement shall be paid for no later than 12:00 noon on the same Business Day that the Fund receives notice of the order. Payments shall be made in federal funds transmitted by wire. In the event that the Company shall fail to pay in a timely manner for any purchase order validly received by the Underwriter on behalf of the Fund pursuant to Section 1.3 of this Agreement (whether or not such failure is the fault of the Company), the Company shall hold the Fund harmless from any losses reasonably sustained by the Fund as the result of acting in reliance on such purchase order.

         1.5 Issuance and transfer of the Fund's Shares will be by book entry only. Stock certificates will not be issued to the Company or to any Account. Shares ordered from the Fund will be recorded in the appropriate title for each Account.


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         1.6      The Fund shall furnish prompt notice to the Company of any income, dividends or capital gain distribution payable on Shares of any Portfolio. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Fund shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

         1.7 The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after such net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m., New York time.

         1.8 The Company agrees that it will not take any action to operate any Account as a management investment company under the 1940 Act without the Fund's and the Underwriter's prior written consent.

         1.9 The Fund agrees that its Shares will be sold only to Participating Insurance Companies and their separate accounts. No Shares of any Portfolio will be sold directly to the general public. The Company agrees that Fund Shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as such schedule may be amended from time to time.

         1.10 The Fund agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.10 and
Article 4 of this Agreement.

         1.11 So long as it shall be the intention of the Fund to maintain the net asset value per share of any Portfolio at $1.00, on any day on which (a) the net asset value per share of the Shares is determined, (b) MLAM determines, in the manner described in the then- current prospectus of the Fund, that the net income of such Portfolio on such day is negative, and (c) MLAM delivers a certificate to the Company setting forth the reduction in the number of outstanding Shares to be effected as described in the then-current prospectus of the Fund in connection with such determination, the Company, on behalf of itself and the Accounts, agrees to return to the Fund its pro rata share of the number of Shares to be reduced and agrees that, upon delivery by MLAM to the Company of such certificate, (a) the Company's ownership interest in the Shares so to be returned shall immediately cease, (b) such Shares shall be deemed to have been canceled and to be no longer outstanding, and (c) all rights in respect of such Shares shall cease.

                                    ARTICLE 2
                            OBLIGATION OF THE PARTIES

         2.1 The Fund shall prepare and be responsible for filing with the SEC and any state securities regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund. The Fund shall bear the costs or registration and


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qualification of its Shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

         2.2 At least annually, the Fund or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios ) for the Shares as the Company may reasonably request for distribution to existing Contract owners whose Contracts are funded by such Shares. The Fund or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by the Company in lieu thereof, the Fund or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the Shares printed together in one document; the expenses of such printing to be borne by the Company. In the event that the Company requests that the Fund or its designee provide the Fund's prospectus in a "camera ready" format, the Fund shall be responsible solely for providing the prospectus in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

         2.3 The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Fund or its designee. The Fund or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Contract funded by the Shares. The Fund or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement.

         2.4 The Fund or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Fund's proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners.

         2.5 The Company shall furnish, or cause to be furnished, to the Fund or its designee, a copy of each prospectus for the Contracts or statement of additional information for the Contracts in which the Fund or its investment adviser is named prior to the filing of such document with the SEC. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser is named, at least five Business Days prior to its use. No such prospectus, statement of additional information or material shall be used if the Fund or its designee reasonably objects to such use within five Business Days after receipt of such material.


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         2.6      The Company shall not give any information or make any
representations or statements on behalf of the Fund or concerning the Fund or its investment adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Fund Shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Fund, Fund-sponsored proxy statement, or in sales literature or other promotional material approved by the Fund or its designee, except with the written permission of the Fund or its designee.

         2.7 The Fund shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may by amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except with the written permission of the Company.

         2.8 The Company shall amend the registration statement of the Contracts under the 1933 Act and registration statement for each Account under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale to the extent required by applicable securities laws and insurance laws of the various states.

         2.9 The Company shall be responsible for assuring that any prospectus offering a Contract that is a life insurance contract where it is reasonably probable that such Contract would be a "modified endowment contract," as that term is defined in Section 7702A of the Internal Revenue Code of 1986, as amended (the "Code"), will identify such Contract as a modified endowment contract (or policy).

         2.10 Solely with respect to Contracts and Accounts that are subject to the 1940 Act, so long as, and to the extent that, the SEC interprets the 1940 Act to require pass-through voting privileges for variable policyowners: (a) the Company will provide pass-through voting privileges to owners of Contracts - or policies whose cash values are invested, through the Accounts, in Shares of the Fund; (b) the Fund shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund; (c) with respect to each Account, the Company will vote Shares of the Fund held by the Account and for which no timely voting instructions from Contract owners are received, as well as Shares held by the Account that are owned by the Company for its general account, in the same proportion as the Company votes Shares held by the Account for which timely voting instructions are received from Contract owners; and (d) the Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund Shares held by Contract owners without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion.


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                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES


         3.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Oklahoma and has established each Account as a segregated asset account under such law on the date set forth in Schedule A.

         3.2 The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

         3.3 The Company represents and warrants that the issuance of the Contracts will be registered under the 1933 Act prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects will all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

         3.4 The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code. The Company shall make every effort to maintain such treatment and shall notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

         3.5 The Fund represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland.

         3.6 The Fund represents and warrants that the sale of the Fund Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and that the Fund is registered under the 1940 Act. The Fund shall use its best efforts to amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to affect the continuous offering of its shares. The Company shall advise the Fund of any state requirements to register Shares for sale in such states. If the Fund determines registration is appropriate, the Fund shall use its best efforts to register and qualify its Shares for sale in accordance with the laws of all fifty states, the District of Columbia, Virgin Islands and Puerto Rico and such other jurisdictions reasonably requested by the Company.

         3.7 The Fund represents and warrants that the investments of each Portfolio will comply with the diversification requirements set forth in section 817(h) of the Code and the rules and regulations thereunder.


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                                    ARTICLE 4
                               POTENTIAL CONFLICTS

         4.1 The parties acknowledge that the Fund's Shares may be made available for investment to other Participating Insurance Companies. In such event, the Directors will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities decision in any relevant proceeding; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

         4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Directors. The Company will assist the Directors in carrying out their responsibilities under the Shared Fund Exemptive Order by providing the Directors with all information reasonably necessary for the Directors to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

         4.3 If it is determined by a majority of the Directors, or a majority of the Fund's Directors who are not affiliated with Merrill Lynch Asset Management, L.P. or the Underwriter (the "Disinterested Directors"), that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Directors) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contracts owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and
(b) establishing a new registered management investment company or managed separate account.

         4.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to


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withdraw the affected Account's or Accounts' investment in the Fund and terminate this Agreement with respect to such Account(s); provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within 30 days after the Fund gives written notice that this provision is being implemented. Until the end of such 30-day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the Fund.

         4.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's (or Accounts') investment in the Fund and terminate this Agreement with respect to such Account(s) within 30 days after the Fund informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of such 30-day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the Fund.

         4.6 For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the Disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the affected Account's (or Accounts') investment in the Fund and terminate this Agreement with respect to such Account(s) within 30 days after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.

         4.7 The Company shall at least annually submit to the Directors such reports, materials or data as the Directors may reasonably request so that the Directors may fully carry out the duties imposed upon them by the Shared Fund Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Directors.

         4.8 If and to the extent that (a) Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the application for the Shared Fund Exemptive Order) on terms and conditions materially different from those contained in the application for the Shared Fund Exemptive Order, or (b) the Shared Fund Exemptive Order is granted on terms and conditions that differ from those set forth in this Article 4, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary (a) to comply with Rules 6e-2 and 6e-3(T), as amended,


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and Rule 6e-3, as adopted, to the extent such rules are applicable, or (b) to conform this Article 4 to the terms and conditions contained in the Shared Fund Exemptive Order, as the case may be.

                                    ARTICLE 5
                                 INDEMNIFICATION

         5.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Fund and each of its Directors, officers, employees and agents and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses:

                  (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

                  (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents (as defined in Section 5.2(a) below) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

                  (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of the Company; or


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                  (d)      arise out of or result from any failure by the
         Company to provide the services or furnish the materials required under the terms of this Agreement; or

                  (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

         5.2 Indemnification by the Fund. The Fund agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

                  (a) arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Fund (or any amendment or supplement thereto) or in sales literature approved by the Fund (but solely with respect to statements regarding the Fund), (collectively, "Fund Documents" for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

                  (b) arise out of or result from statement or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Fund or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

                  (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Fund; or

                  (d) arise out of or result from any failure by the Fund to provide the services or furnish the materials required under the terms of this Agreement; or

                  (e) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund.

         5.3 Neither the Company nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

         5.4 Neither the Company nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the party against whom indemnification is sought in writing within five business days after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim or shall not relieve that party from any liability that it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

         5.5 In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

                                    ARTICLE 6
                                   TERMINATION

         6.1 This Agreement may be terminated by either party for any reason by six (6) months' advance written notice to the other party, and may be terminated by the Fund pursuant to Sections 6.2 through 6.4 below upon written notice to the Company.

         6.2 This Agreement may be terminated at the option of the Fund upon any finding or ruling against the Company by a court or the NASD, the SEC, the insurance department of any state, or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of the Shares, or any settlement of any proceedings or undertaking to any regulatory body that would, in the Fund's reasonable judgment, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder.

         6.3 This Agreement may be terminated at the option of the Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund reasonably believes that the Contracts may fail to so qualify.

         6.4 This Agreement may be terminated by the Fund, at its option, if the Fund shall reasonably determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition or (2) the Company shall have been the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of either the Fund or the Underwriter.

         6.5 This Agreement may be terminated at the option of the Company if (A) the Internal Revenue Service determines that any Portfolio fails to qualify as a "Regulated Investment Company" under the Code or fails to comply with the diversification requirements of Section 817(h) of the Code, or (B) the Company shall reasonably determine, in its sole judgment exercised in good faith, that either (1) the Fund or the Underwriter shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, or (2) the Fund breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice from the Company of such breach.

         6.6 Notwithstanding any termination of this Agreement pursuant to this Article 6, the Fund and the Underwriter may, at the option of the Fund, continue to make available additional Fund Shares for so long after the termination of this Agreement as the Fund desires pursuant to the terms and conditions of this Agreement as provided in Section 6.7 below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if the Fund or Underwriter so elects to make additional Shares available, the owners of the Existing Contracts or the Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

         6.7 In the event of a termination of this Agreement pursuant to this Article 6, the Fund and the Underwriter shall promptly notify the Company whether the Underwriter and the Fund will continue to make Shares available after such termination; if the Underwriter and the Fund will continue to make Shares so available, the provisions of this Agreement shall remain in effect except for Section 6.1 hereof and thereafter either the Fund or the Company may terminate the Agreement, as so continued pursuant to this Section 6.7, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Fund, need not be greater than six months.

         6.8 The provisions of Article 5 shall survive the termination of this Agreement, and the provisions of Article 4 and Sections 2.4 and 2.10 shall survive the termination of this Agreement so long as Shares of the Fund are held on behalf of Contract owners in accordance with Section 6.6.

                                    ARTICLE 7
                                     NOTICES

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Fund:

                  Merrill Lynch Variable Series Funds, Inc.
                  c/o Merrill Lynch Asset Management, L.P.
                  800 Scudders Mill Road
                  Plainsboro, New Jersey  08536
                  Attention:  General Counsel

         If to the Company:

                  American Fidelity Assurance Company
                  2000 Classen Boulevard, 5 North
                  Oklahoma City, Oklahoma  73106-6092
                  Attention: Marketing Director
                             American Fidelity Educational Services Division

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         8.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         8.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

         8.5 The parties to this Agreement acknowledge and agree that all liabilities of the Fund arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Fund and that no Director, officer, agent, or holder of shares of beneficial interest of the Fund shall be personally liable for any such liabilities.

         8.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each party shall use its best efforts to provide the other party with reasonable notice of any governmental investigation or inquiry relating to this Agreement or the transactions contemplated hereby of which it has knowledge.

         8.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         8.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

         8.9 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

         8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

         8.11 No failure or delay by a party in exercising any right or remedy under this Agreement will operate as a waiver thereof and no single or partial exercise of rights shall preclude a further or subsequent exercise. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

                                    AMERICAN FIDELITY ASSURANCE COMPANY


                                    By: /s/ JOHN W. REX
                                       --------------------------------------

                                    Name:  John W. Rex
                                         ------------------------------------

                                    Title:  President
                                          -----------------------------------


                                    MERRILL LYNCH VARIABLE SERIES FUNDS, INC.

                                    By:  /s/ TERRY K. GLENN
                                       --------------------------------------

                                    Name:  Terry K. Glenn
                                         ------------------------------------

                                    Title:   Executive Vice President
                                          -----------------------------------

                                   SCHEDULE A

           Segregated Accounts of American Fidelity Assurance Company

    Participating in Portfolios of Merrill Lynch Variable Series Funds, Inc.


Name of Separate Account                     Date Established
------------------------                     ----------------
Separate Account B                           September 20, 1996

                                   SCHEDULE B

    Share Classes and Portfolios of Merrill Lynch Variable Series Funds, Inc.
      Offered to Segregated Accounts of American Fidelity Assurance Company

Share Classes
-------------

Class A Shares


Portfolios
----------

High Current Income Fund
Domestic Money Market Fund
Basic Value Focus Fund
Global Strategy Focus Fund
Equity Growth Fund
Prime Bond Fund
Natural Resources Focus Fund
Quality Equity Fund
American Balanced Fund
International Equity Focus Fund
Developing Capital Markets Focus Fund
Global Utility Focus Fund

                                   SCHEDULE C

   Persons Authorized to Act on Behalf of American Fidelity Assurance Company


         The Fund, the Underwriter and their respective agents are authorized to rely on instructions from the following individuals on behalf of American Fidelity Assurance Company on its own behalf and on behalf of each Account:


         Name                             Signature
         ----                             ---------

                                ------------------------------

                                ------------------------------

                                ------------------------------

                                                                       EXHIBIT 4

                    MERRILL LYNCH VARIABLE SERIES FUND, INC.
                                Application Form
                      AMERICAN FIDELITY ASSURANCE COMPANY

Share Purchase Application:
---------------------------
This application form should be completed and returned, with all necessary documentation to Financial Data Services, Transfer Agent:

                            Financial Data Services
                             Att: New Accounts Team
                        Transfer Agency Customer Service
                           4800 Deer Lake Drive East
                        Jacksonville, Florida 32246-6484

1. I/we, wish to purchase, the following Portfolios:

                   (Cross out those funds that do not apply)

XXXXXXXXXXXXXXXXXXX           XXXXXXXXXXXXXXXXXXX           Prime Bond
Special Value Focus           Basic Value Focus             XXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXX           XXXXXXXXXXXXXXXXXXX           XXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXX           High Current Income           American Balanced
XXXXXXXXXXXXXXXXXXX           XXXXXXXXXXXXXXXXXXX           XXXXXXXXXXXXXXXXXXX

of the Merrill Lynch Variable Series Funds, Inc. and establish investment accounts as described in the Fund Participation Agreement between Merrill Lynch Variable Series Funds, Inc. and American Fidelity Assurance Company dated April 18, 1997 (the "Agreement"). This Application is subject to, and incorporates the terms of the Agreement.

2. I/we have received and read the current Prospectus of the Merrill Lynch Variable Series Funds, Inc. and the report(s) referred to in the Prospectus.

--------------------------------------------------------------------------------

3. TAXPAYER IDENTIFICATION NUMBER.

     Please provide Taxpayer Identification #     73-0714500

     Under penalty of perjury, I certify (1) that the number set above is my correct Taxpayer Identification Number and (2) that I am not subject to backup withholding as discussed in the Prospectus either because I have not been notified that I am subject thereto as a result of a failure to report all interest of dividends, or the Internal Revenue Services ("IRS") has notified me that I am no longer subject thereto.

     INSTRUCTIONS: YOU MUST STRIKE OUT THE LANGUAGE IN (2) ABOVE IF YOU HAVE BEEN NOTIFIED THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING DUE TO UNDERREPORTING AND IF YOU HAVE NOT RECEIVED A NOTICE FROM THE IRS THAT BACKUP WITHHOLDING HAS BEEN TERMINATED. THE UNDERSIGNED AUTHORIZES THE FURNISHING OF THIS CERTIFICATION TO OTHER MERRILL LYNCH SPONSORED MUTUAL FUNDS.


Authorizing Signature /s/ JOHN W. REX
                      ---------------------------------
                      John W. Rex

4. ACCOUNT REGISTRATION

Name of Participating Separate Account   American Fidelity Assurance Company
                                       -----------------------------------------
Address  2000 N. Classen Blvd
         ---------------------------
         Oklahoma City, OK 73106
------------------------------------

5. I/we hereby represent that I/we will be purchasing the shares directly through the Fund and I/will instruct my/our bank to wire federal funds in accordance with the following wiring instructions on Trade date +1.

                      First Union National Bank of Florida
                                 ABA#063000021
                               DDA#2112600060116
                   Beneficiary: Financial Data Services, Inc.

6. I/we understand that all dividends and capital gain distributions as are payable on a Portfolio will be reinvested into additional shares in that Portfolio.

7. I/we understand that stock certificates will not be issued to the Company or the Account. Shares ordered from the Fund will be recorded in the appropriate title for each Account.

I/we have executed this application on, (date)   January 20, 1999
                                               ---------------------------------

SIGNATURE(S) OF APPLICANT(S)

American Fidelity Separate Account B (Registrant) by American Fidelity Assurance Company

1. /s/ JOHN W. REX
   --------------------------------------------
   John W. Rex

American Fidelity Assurance Company (Depositor)

2. /s/ JOHN W. REX
   --------------------------------------------
   John W. Rex